UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2008

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2001, ImmunoGen, Inc. and Millennium Pharmaceuticals, Inc. entered into an Access, Option and License Agreement (the “Agreement”), pursuant to which, among other things, Millennium was granted an exclusive license to ImmunoGen’s Tumor-Activated Prodrug (TAP) technology to develop and commercialize antibody-based cytotoxic products directed to the prostate specific membrane antigen (PSMA) target.  Pursuant to the Agreement, ImmunoGen is entitled to receive milestone payments and royalties on the sales of any resulting products.

In 2006, Millennium suspended its development of the clinical-stage TAP compound that had been created under the Agreement, but retained its right to develop other TAP compounds targeting PSMA.  On July 28, 2008, ImmunoGen received written notice of Millennium’s election to terminate the above-described exclusive license.  The effective date of termination is July 28, 2008.

The return of this license enables ImmunoGen to pursue programs directed to the PSMA target internally or with new collaborators.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: August 1, 2008	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Operating Officer